Exhibit 99.1
Press Release

COSTCO WHOLESALE CORPORATION REPORTS THIRD QUARTER AND YEAR-TO-DATE OPERATING RESULTS FOR FISCAL 2026
ISSAQUAH, Wash., May 28, 2026 - Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today announced its operating results for the third quarter (twelve weeks) and the first 36 weeks of fiscal 2026, ended May 10, 2026.
Net sales for the quarter increased 11.6 percent, to $69.15 billion, from $61.96 billion last year. Net sales for the first 36 weeks increased 9.6 percent, to $203.37 billion, from $185.48 billion last year.
Comparable sales for the third quarter and first 36 weeks of fiscal 2026 were as follows:

	12 Weeks	12 Weeks	36 Weeks	36 Weeks
		Adjusted*		Adjusted*
U.S.	9.4%	6.8%	7.1%	6.4%
Canada	10.7%	6.2%	9.1%	7.6%
Other International	11.2%	5.9%	11.0%	6.6%

Total Company	9.8%	6.6%	7.9%	6.6%

Digitally-Enabled	21.5%	20.8%	21.6%	21.1%
*Excluding the impacts from changes in gasoline prices and foreign exchange.
Net income for the quarter was $2.19 billion, $4.93 per diluted share, compared to $1.90 billion, $4.28 per diluted share, last year. Net income for the first 36 weeks was $6.23 billion, $14.01 per diluted share, compared to $5.49 billion, $12.34 per diluted share, last year.
Costco currently operates 931 warehouses, including 639 in the United States and Puerto Rico, 115 in Canada, 43 in Mexico, 37 in Japan, 29 in the United Kingdom, 20 in Korea, 15 in Australia, 14 in Taiwan, seven in China, five in Spain, three in France, two in Sweden, and one each in Iceland, and New Zealand. Costco also operates e-commerce sites in the U.S., Canada, the U.K., Mexico, Korea, Taiwan, Japan, Australia, and China.
A conference call to discuss these results is scheduled for 2:00 p.m. (PT) today, May 28, 2026, and is available via a webcast on investor.costco.com (click on “Events & Presentations”).

Press Release

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, inflation or deflation, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (generally including health-care costs and wages), workforce interruptions, energy and certain commodities, geopolitical conditions (including tariffs and global conflicts), the ability to maintain effective internal control over financial reporting, regulatory and other impacts related to environmental and social matters, public-health related factors, and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update these statements, except as required by law. Comparable sales and comparable sales excluding impacts from changes in gasoline prices and foreign exchange are intended as supplemental information and are not a substitute for net sales presented in accordance with U.S. GAAP.

CONTACTS:    Costco Wholesale Corporation
Josh Dahmen, 425/313-8254
Andrew Yoon, 425/313-6305
Bryan Starnes, 425/427-7403

COST-Earn

Press Release

COSTCO WHOLESALE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in millions, except per share data) (unaudited)

	12 Weeks Ended		36 Weeks Ended
	May 10, 2026	May 11, 2025	May 10, 2026	May 11, 2025
REVENUE
Net sales	$69,154	$61,965	$203,374	$185,480
Membership fees	1,373	1,240	4,057	3,599
Total revenue	70,527	63,205	207,431	189,079
OPERATING EXPENSES
Merchandise costs	61,519	54,996	180,748	164,849
Selling, general and administrative	6,193	5,679	18,799	17,188
Operating income	2,815	2,530	7,884	7,042
OTHER INCOME (EXPENSE)
Interest expense	(32)	(35)	(100)	(108)
Interest income and other, net	155	85	458	374
INCOME BEFORE INCOME TAXES	2,938	2,580	8,242	7,308
Provision for income taxes	746	677	2,014	1,819
NET INCOME	$2,192	$1,903	$6,228	$5,489

NET INCOME PER COMMON SHARE:
Basic	$4.94	$4.29	$14.03	$12.36
Diluted	$4.93	$4.28	$14.01	$12.34

Shares used in calculation (000s):
Basic	443,923	443,958	443,943	443,976
Diluted	444,430	444,762	444,455	444,846

Press Release

COSTCO WHOLESALE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in millions, except par value and share data) (unaudited)
Subject to Reclassification

	May 10, 2026	August 31, 2025
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$18,946	$14,161
Short-term investments	1,050	1,123
Receivables, net	3,750	3,203
Merchandise inventories	19,418	18,116
Other current assets	2,013	1,777
Total current assets	45,177	38,380
OTHER ASSETS
Property and equipment, net	34,293	31,909
Operating lease right-of-use assets	2,747	2,725
Other long-term assets	4,213	4,085
TOTAL ASSETS	$86,430	$77,099
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$22,363	$19,783
Accrued salaries and benefits	5,218	5,205
Accrued member rewards	2,948	2,677
Deferred membership fees	3,157	2,854
Other current liabilities	8,439	6,589
Total current liabilities	42,125	37,108
OTHER LIABILITIES
Long-term debt, excluding current portion	5,670	5,713
Long-term operating lease liabilities	2,466	2,460
Other long-term liabilities	2,660	2,654
TOTAL LIABILITIES	52,921	47,935
COMMITMENTS AND CONTINGENCIES
EQUITY
Preferred stock $0.005 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock $0.005 par value; 900,000,000 shares authorized; 443,514,000 and 443,237,000 shares issued and outstanding	2	2
Additional paid-in capital	8,683	8,282
Accumulated other comprehensive loss	(1,658)	(1,770)
Retained earnings	26,482	22,650
TOTAL EQUITY	33,509	29,164
TOTAL LIABILITIES AND EQUITY	$86,430	$77,099

Press Release

COSTCO WHOLESALE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in millions) (unaudited)
Subject to Reclassification

	36 Weeks Ended
	May 10, 2026	May 11, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,228	$5,489
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,791	1,652
Non-cash lease expense	221	208
Stock-based compensation	771	720
Other non-cash operating activities, net	36	(15)
Changes in working capital	2,086	1,414
Net cash provided by operating activities	11,133	9,468
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(4,228)	(3,532)
Purchases of short-term investments	(480)	(573)
Maturities of short-term investments	544	786
Other investing activities, net	4	(24)
Net cash used in investing activities	(4,160)	(3,343)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of short-term borrowings	(390)	(635)
Proceeds from short-term borrowings	459	616
Repayments of long-term debt	(69)	—
Tax withholdings on stock-based awards	(361)	(392)
Repurchases of common stock	(603)	(623)
Cash dividend payments	(1,154)	(1,030)
Financing lease payments and other financing activities, net	(57)	(118)
Net cash used in financing activities	(2,175)	(2,182)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(13)	(13)
Net change in cash and cash equivalents	4,785	3,930
CASH AND CASH EQUIVALENTS BEGINNING OF YEAR	14,161	9,906
CASH AND CASH EQUIVALENTS END OF PERIOD	$18,946	$13,836